EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

BMC Capital, Inc.

Austin, Texas

We consent to the reference to our Report of Independent Registered Public Accounting Firm dated April 27, 2017, on our audit of the consolidated financial statements of BMC Capital, Inc. as of December 31, 2016 and 2015 and for the years then ended, to be incorporated by reference in the Form S-1/A to be filed with the Commission on April 27, 2017.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

April 27, 2017